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                                                                    EXHIBIT 10.3



                              EMPLOYMENT AGREEMENT


         Employment Agreement dated as of July 3, 1997 between BOX HILL SYSTEMS CORP., a New York corporation (the "Company") and Benjamin Monderer ("Executive").

                                   WITNESSETH:

         WHEREAS, the Company desires to continue the employment of the Executive and the Executive wishes to continue to be employed by the Company on the terms and conditions hereinafter contained;

         NOW, THEREFORE, it is hereby agreed as follows:

                  1. Employment. The Company hereby employs Executive as President of the Company for the Term as defined in paragraph 2 to perform the duties described in Section 3 hereof.

                  2. Term. Unless terminated earlier pursuant to the provisions of Section 7.2 or 8 hereof, the term of employment of Executive covered by this Agreement shall commence on the date of the closing of the first offering of securities of the Company which is registered under the Securities Act of 1933, as amended and shall continue through December 31, 2000 (the "Term").

                  3. Duties. Executive shall devote substantially all his time to the affairs and business of the Company for which he will serve as President and perform the duties designated by the Board of Directors of the Company. Executive shall use his best efforts to promote the interests and welfare of the Company.

                  4. Salary; Bonus.

                           (a) As his compensation hereunder, Executive shall be
paid by the Company a base salary of $500,000 per annum during the first 12 month period of the Term, with the compensation for each of the remaining 12 month periods to be determined by the Board of Directors but not to be less than his base compensation for the preceding twelve month period adjusted for the increase, if any, in the Consumer Price Index for the last month of the immediately preceding twelve month period. For this purpose the Consumer Price Index shall mean the Consumer Price Index U.S. City Average, All Items Figure for Urban Wage Earners and Clerical Workers, published by the Bureau of Labor Statistics of the U.S. Department of Labor, or any comparable Consumer Price Index which shall be subsequently published to supersede such designated Consumer Price Index. The base compensation shall be payable in equal biweekly installments.

                           (b) The Company shall pay Executive a bonus within 30
days following the completion of the statement of income of the Company and its subsidiaries for the most recently completed fiscal year ending during the Term as audited by the independent public accounting firm selected by the Company to audit the consolidated financial statements of the Company and its subsidiaries equal to (i) 0.5% of the consolidated net revenues of the Company in excess of
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$100,000,000, and (ii) 4% of the amount by which the Pre-tax Income for that year exceeds $20,000,000. Pre-tax Income shall mean the income of the Company and its subsidiaries before provision for applicable federal, state and local income taxes, all as determined in accordance with generally accepted accounting principles.

                  5. Benefits. The Company shall be obligated to pay, provide or secure or continue to provide, pay or secure, as the case may be, at its own expense for Executive while employed by the Company pursuant to the Agreement the following:

                           (i)   full coverage or reimbursement for all medical
and dental expenses incurred by Executive and his wife and children, but with respect to each child not beyond the later of the date the child attains the age of twenty-two (22) or the last day is a full-time student in a college or graduate school;

                           (ii)  business accident insurance and accidental
death and disability insurance for the benefit of the beneficiary or beneficiaries specified by the Executive in the amount or amounts provided by the Company on behalf of its executives or key employees;

                           (iii) term insurance on the life of the Executive in
the principal amount of not less than $1,000,000 payable to such beneficiary or beneficiaries as designated from time to time by the wife of the Executive, which policy shall be assigned to the wife of Executive;

                           (iv)  a disability policy providing payment to the
Executive at the rate of at least $60,000 per annum during the period commencing the day following the Disability Payment Period described in Section 7.2 and ending not earlier than the date the Executive attains the age of sixty-five
(65); and

                           (v)   during each year of his employment a full-paid
four-week vacation.

                  6. Expenses. The Company shall provide Executive with a new model of a four door large sedan automobile to assist in the performance of his duties and bear the rental, maintenance, parking and insurance expenses with respect thereto and pay or reimburse Executive for all other expenses normally reimbursed by the Company and reasonably incurred by him in furtherance of his duties hereunder including, without limitation, travel, meals, hotel accommodations and the like upon submission by him of vouchers or an itemized list thereof prepared in compliance with such rules relating thereto as the Board may, from time to time, adopt and as may be required in order to permit such payments as proper deductions to the Company under the Internal Revenue Code, as amended from time to time, and the rules and regulations adopted pursuant thereto now or hereafter in effect.


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                  7. Death; Disability.

                           7.1 In the event of Executive's death during the
Term, subject to this Agreement not having been terminated pursuant to Section 8, the Company shall pay to the Executive's widow or estate for the 12 month period following such death the amount of the base salary at the rate provided in Section 4 as of the date of death, plus the bonus which would have been payable at the end of the fiscal year of the Company if the Executive had survived such year end unless the death of the Executive is prior to the end of the first quarter of the fiscal year, in which event the bonus, if any, shall be the amount of bonus earned by the Executive with respect to the fiscal year ended immediately prior to his death.

                           7.2 In the event of Executive's disability (as
hereinafter defined) for one hundred and twenty (120) consecutive calendar days or in the aggregate one hundred and eighty (180) calendar days during any twelve
(12) months of the Term, the Company shall have the right, by written notice to Executive, to terminate this Agreement as of the date of such notice, except the Company shall pay for an additional 12 month period (the "Disability Payment Period") to the Executive or his legal representative as compensation in addition to the benefits provided under a group Long Term Disability Policy which the Company maintains during the term of this Agreement the base compensation provided in Section 4 at the rate in effect immediately prior to the Executive being disabled under this Section 7.2. "Disability" for the purposes of this Agreement shall mean Executive's physical or mental disability so as to render Executive incapable of carrying out Executive's essential duties under this Agreement.

                  8. Termination. The Company shall have the right to discharge Executive and terminate this Agreement for Cause (as hereinafter defined) by written notice to Executive and this Agreement shall be deemed terminated as of the date of such notice. For the purpose of this agreement, "Cause" shall mean
(a) conviction of a felony, (b) gross neglect or gross misconduct (including conflict of interest) in the carrying out of Executive's duties, (c) repeated or substantial failure, refusal or neglect to perform Executive's duties in accordance with paragraph 3 hereof, (d) the engaging by Executive in a material act or acts of dishonesty affecting the Company, or its subsidiaries, or (e) drunkenness or the illegal use of drugs by Executive materially and repeatedly interfering with performance of Executive's obligations under this Agreement. In the event of a termination by the Company pursuant to this paragraph 8, the Company shall not be under any further obligation to Executive hereunder except to pay Executive, subject to the rights and remedies of the Company in the circumstances, (i) salary and benefits accrued and payable up to the date of such termination, and (ii) reimbursement for expenses accrued and payable under paragraph 6 hereof through the date of termination.

                  9. Non-Competition.

                           9.1 Subject to the Company not then being in default
of its obligations under this Agreement, Executive, for a period ending one year following the last day of his employment as an Executive by the Company (the "Non-competition Period"), shall not perform


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services or otherwise act in any capacity (including without limitation as an employee, independent contractor, officer, director or consultant) for, or otherwise be engaged by or have any financial interest in or affiliation with, any individual corporation, partnership or any other entity involved in or connected with the business in which the Company (for purposes of Sections 9, 10 and 11, "Company" shall also include the Company and the subsidiaries of the Company) is engaged other than for or on behalf of the Company; provided, however, that nothing contained in this Section 9.1 shall prevent Executive from purchasing as an investment securities of any corporation whose securities are regularly traded on any national securities exchange or in the over-the-counter market, provided that the amount of such securities along with securities held at or after such purchase by other members of his family, including his parents, siblings and members of their families do not aggregate at least 5% of the outstanding securities of such corporation.

                           9.2 During the Non-competition Period and subject to
the Company's not being in default of this Agreement, Executive shall not solicit or induce any Executive of the Company to leave the employ of the Company.

                  10. Confidential Information.

                           10.1 Executive shall regard and preserve as
confidential all trade secrets and other proprietary information pertaining to the business of the Company or its subsidiaries that Executive may obtain during his employment; and, to the extent that such proprietary information shall not become public knowledge, Executive shall not disclose to others, during his employment or thereafter, any of such proprietary information.

                           10.2 Executive agrees that any inventions,
copyrightable material, secret processes, formulae, trademarks, products or improvements that he may invent, produce, prepare, acquire or suggest during the term of this Agreement, relating generally to any matter or thing connected in any way with or relating to the work, products or projects carried on by Executive for the Company shall become the absolute property of the Company; and Executive further agrees to assign without further compensation all such inventions, copyrightable material, trade secrets, secret processes, formulae, trademarks, products and improvements and all rights thereto, domestic and foreign, to the Company and to execute all documents whatsoever that may be necessary to transfer to and vest in the Company all right, title and interest in and to such inventions, copyrightable material, trade secrets, secret processes, formulae, trademarks, products and improvements.

                           10.3 The Company shall own forever and throughout the
world (exclusively during the current and renewed or extended term of any patent anywhere in the world and thereafter, non-exclusively) all rights of any kind or nature now or hereafter known in and to all of the product of Executive's services hereunder in any capacity and any and all parts thereof, including, without limitation, patent, copyright and all other property or proprietary rights in or to any ideas, concepts, designs, drawings, plans, prototypes or any other similar creative works and to the product of any or all of such services. Executive acknowledges and agrees that for the foregoing purposes, Executive is performing his services as the Company's employee-for-hire. Without limiting the


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generality of the previous sentence, Executive acknowledges and agrees that all memoranda, notes, records and other documents made or compiled by Executive or made available to Executive during the Term concerning the business of the Company, shall be the property of the Company, and shall be delivered by Executive to the Company, upon termination of this Agreement or at any other time at the Company's request.

                  11. Indemnification.

                           (a) The Company agrees to indemnify Executive in the
event he is made or threatened to be made a party to any action, suit or proceeding, whether civil or criminal, and whether or not by or in the right of the Company or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, by reason of the fact that he, his testator or intestate, is or was a director or officer of the Company or served any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee or officer of the Company or served any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Company, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, actually and necessarily incurred as a result of such action, suit or proceeding, or any appeal therein, provided that (i) no indemnification may be made to or on his behalf if a judgment or other final adjudication adverse to him establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled; (ii) no indemnification shall be required in connection with the settlement of any pending or threatened action or proceeding, or any other disposition thereof except a final adjudication, unless the Company has consented to such settlement or other disposition, and (iii) the Company shall not be obligated to indemnify him if and to the extent he is entitled to be indemnified under a policy of insurance as such policy would apply in the absence of this Agreement.

                  Executive shall be paid or reimbursed by the Company reasonable expenses, including attorneys' fees, incurred in defending any action or proceeding, whether threatened or pending, in advance of the final disposition thereof upon receipt of an undertaking by or on behalf of the Executive to repay such amount to the Company to the extent, if any, he is ultimately found not to be entitled to indemnification.

                           (b) The Company agrees to maintain at its expense
insurance in the principal amount of at least $20,000,000 from a reputable and financially capable insurance company insuring the officers and directors of the Company including the Executive against all claims, actions, judgment, fines and amounts paid in settlement and reasonable expenses arising from their acts or omissions as officers or directors of the Company individually or collectively, including claims or actions arising under the United States Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the securities laws of other jurisdictions or the common law


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other than those which arise principally from acts or omissions by him in bad faith or which were the result of his actions and deliberate dishonesty.

                  12. Remedies.

                           12.1 Nothing herein contained is intended to waive or
diminish any rights the Company may have at law or in equity at any time to protect and defend its legitimate property interests including its business relationship with third parties, the foregoing provisions being intended to be in addition to and not in derogation or limitation of any other rights the Company may have at law or in equity.

                           12.2 A breach by Executive of the provisions of
Section 9.1, 9.2, 10.1, 10.2 or 10.3 of this Agreement may cause the Company irreparable injury and damage. Executive therefore agrees that damages may be an inadequate remedy and the Company shall be entitled to injunctive and/or other equitable relief to prevent any breach of such Section of this Agreement and to secure its enforcement, without being required to provide any security or post any bond.

                  13. Notices. Any notices pertaining to this Agreement if to the Company shall be addressed to Box Hill Systems Corp., 161 Avenue of the Americas, New York, New York 10013 and if to the Executive at 2 Charlton Street, #9C, New York, New York 10014. All notices shall be in writing and shall be deemed duly given if personally delivered or sent by registered or certified mail, overnight or express mail or by telefax. If sent by registered or certified mail, notice shall be deemed to have been received and effective three days after mailing; if by overnight or express mail or by telefax, notice shall be deemed received the next business day after being sent. Any party may change its address for notice hereunder by giving notice of such change in the manner provided herein.

                  14. Entire Agreement. This Agreement contains the entire agreement of the parties respecting the subject matter contained herein. No modification of any provision hereof shall be effective except by a written agreement signed by the parties hereto.

                  15. Miscellaneous.

                           (a) This Agreement shall be governed by and construed
in accordance with the laws of the State of New York applicable to contracts entirely made and performed therein.

                           (b) This Agreement shall be binding upon and inure to
the benefit of the parties, their respective successors, heirs and assigns (where permitted).

                           (c) The waiver by one party hereto of any breach by
the other (the "Breaching Party") of any provision of this Agreement shall not operate or be construed as a waiver of any other (prior or subsequent) breach by the Breaching Party, and waiver of a breach of a


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provision in one instance shall not be deemed a waiver of a breach of such provision in any other circumstance.


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         IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the year and date first above written.



                                        BOX HILL SYSTEMS CORP.


                                        By:  /s/ Philip Black
                                             -----------------------------------
                                        Name: Philip Black
                                        Title: Chief Executive Officer

                                        EXECUTIVE:


                                         /s/ Benjamin Monderer
                                         ---------------------------------------
                                                 BENJAMIN MONDERER


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